EXHIBIT 23

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 33-13822) pertaining to the Reynolds Metals Company 1987 Nonqualified Stock Option Plan;

2. Registration Statement (Form S-8 No. 33-44400) pertaining to the Reynolds Metals Company 1992 Nonqualified Stock Option Plan;

3. Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees;

4. Registration Statement (Form S-3 No. 33-43443) pertaining to the shelf registration of debt securities of Reynolds Metals Company;

5. Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees;

6. Registration Statement (Form S-3 No. 33-51153) pertaining to the offer and resale of shares of Reynolds Metals Company Common Stock by the Trustee of the Reynolds Metals Company Pension Plans Master Trust;

7. Registration Statement (Form S-8 No. 33-53847) pertaining to the Employees Savings Plan;

8. Registration Statement (Form S-8 No. 33-53851) pertaining to the Reynolds Metals Company Restricted Stock Plan for Outside Directors;

9. Registration Statement (Form S-3 No. 33-59168) pertaining to the registration of debt securities of Reynolds Aluminum Company of Canada, Ltd. (formerly known as Canadian Reynolds Metals Company Limited);

10. Registration Statement (Form S-8 No. 333-00929) pertaining to the Reynolds Metals Company Performance Incentive Plan;

11. Registration Statement (Form S-8 No. 333-03947) pertaining to the Reynolds Metals Company 1996 Nonqualified Stock Option Plan;

and in the related prospectuses of our report dated February 20, 1998, with respect to the consolidated financial statements of Reynolds Metals Company included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                       /s/ Ernst & Young LLP

Richmond, Virginia
March 25, 1998